As filed with the Securities and Exchange Commission on August 5, 2010
                                            Registration No. 333-135440

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE  AMENDMENT NO. 1
                                 TO FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933

                 Consolidated Communications Holdings, Inc.
           (Exact name of registrant as specified in its charter)

              DELAWARE                               02-0636095
   (State or other jurisdiction of                (I.R.S. employer
   incorporation or organization)                identification no.)

                            121 South 17th Street
                        Mattoon, Illinois 61938-3987
        (Address of principal executive offices, including zip code)

                CONSOLIDATED COMMUNICATIONS, INC. 401(k) PLAN
        CONSOLIDATED COMMUNICATIONS 401(k) PLAN FOR TEXAS BARGAINING
                                 ASSOCIATES
                          (Full title of the plan)

                             Steven L. Childers
              Senior Vice President and Chief Financial Officer
                 Consolidated Communications Holdings, Inc.
                            121 South 17th Street
                        Mattoon, Illinois 61938-3987
                   (Name and address of agent for service)

                               (217) 235-3311
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                              Schiff Hardin LLP
                           233 South Wacker Drive
                                 66th Floor
                           Chicago, Illinois 60606
                               (312) 258-5670

   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer  [_]                    Accelerated filer  [X]

   Non-accelerated filer    [_]            Smaller reporting company  [_]
     Do not check if a smaller
     reporting company)



                              EXPLANATORY NOTE

        On June 29, 2006, Consolidated Communications Holdings, Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-135440) to register an aggregate of 1,000,0000 shares of its Common Stock issuable under the Consolidated Communications, Inc. 401(k) Plan and the Consolidated Communications 401(k) Plan For Texas Bargaining Associates. This Post-Effective Amendment No. 1 is being filed to allocate 500,000 of the registered shares to the Consolidated Communications, Inc. 401(k) Plan and 500,000 of the registered shares to the Consolidated Communications 401(k) Plan for Texas Bargaining Associates.




                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on this 2nd day of August, 2010.

                                           CONSOLIDATED COMMUNICATIONS
                                           HOLDINGS, INC.
                                           (Registrant)


                                           By:  /s/ Steven L. Childers
                                                -------------------------
                                                Steven L. Childers
                                                Senior Vice President and
                                                Chief Financial Officer


                              POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                     TITLE               DATE
             ---------                     -----               ----

   /s/ Robert J. Currey*            President and Chief
   --------------------------        Executive Officere
   Robert J. Currey                (Principal Executive
                                   Officer) and Director



  Steven L. Childers              Senior Vice President   August 2, 2010
  --------------------------        and Chief Financial
  Steven L. Childers                Officer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                         Officer)



   /s/ Jack W. Blumenstein*              Director
   -------------------------
   Jack W. Blumenstein



   /s/ Richard A. Lumpkin*         Chairman of the Board
   --------------------------          and Director
   Richard A. Lumpkin



   /s/ Roger H. Moore*                   Director
   --------------------------
   Roger H. Moore



   /s/ Maribeth S. Rahe*                 Director
   --------------------------
   Maribeth S. Rahe




   *By: /s/ Steven L. Childers                             August 2, 2010
        ----------------------
        Steven L. Childers
        Attorney-In-Fact and
        Agent for Service



        THE PLANS. Pursuant to the requirements of the Securities Act of 1933, each of the Consolidated Communications, Inc. 401(k) Plan and the Consolidated Communications 401(k) Plan for Texas Bargaining Associates has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mattoon, State of Illinois, on the 2nd day of August, 2010.

                                         CONSOLIDATED COMMUNICATIONS,
                                         INC. 401(k) PLAN

                                         CONSOLIDATED COMMUNICATIONS
                                         401(k) PLAN FOR TEXAS BARGAINING
                                         ASSOCIATES



                                         By:  /s/ Vivian Schott
                                              ---------------------------
                                              Vivian Schott
                                              Authorized Signatory